UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2005

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 13, 2005, the Company became aware that it had been included in the VARBusiness 500 list for 2005. The VARBusiness 500 is an annually publicized list and related awards event that recognizes Value Added Reseller Businesses who are among the top 500 solutions providers in North America, ranked by revenue. Value Added Reseller Businesses are resellers of computers and other technology hardware or software coupled with “valued-adding” solutions such as installation services, software, customization and project management. The Company was listed as number 332 on the VARBusiness 500 list with $52,000,000 in revenue in 2004. The Company’s actual revenue as reflected in its Form 10-KSB for the fiscal year ended December 31, 2004 was $22,481,235. Although the Company’s actual revenue number would apparently still qualify the Company for listing on the VARBusiness 500, we believe such revenue number (assuming no corrections by any other companies on the list) would place it at approximately number 467 on the list.

The Company submitted its application to VARBusiness containing the erroneous revenue information on or about March 10, 2005 before the completion of the Company’s audited financial statements for 2004 and the filing of its Form 10-KSB with the Securities and Exchange Commission. Prior to the Company’s audit and initial public reporting of significant operating results and in connection with becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 11, 2005, it was our practice to include in revenues the value of all hardware sold. The 2004 revenue number provided VARBusiness was submitted by personnel external to the financial function and included the estimated gross value of all hardware for which we are the reseller of record. Subsequently, a change in an agreement with a hardware vendor was identified which necessitated, due to Exchange Act requirements, that we exclude from revenue the gross value of certain hardware for which we are the reseller of record, and include only the commissions earned from sales of that hardware for all external reporting purposes. This change has resulted in a lower revenue number being reported on a going forward basis.

Last year we reported revenue on the former basis as $38,615,722 in the 2004 VARBusiness 500. The revised 2003 revenue reported in the Form 10-KSB for the fiscal year ended 2004 were $19,241,216.

We have notified VARBusiness to correct our revenue information previously submitted. Also, on May 6, 2005, the Company hired a new chief financial officer with public company experience. With his guidance, and in light of the Company’s status as a publicly held corporation, the Company is revising policies and procedures and evaluating resources to carefully control the disclosure of financial information.

Item 9.01. Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: June 17, 2005

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EXHIBIT INDEX

Exhibit Number	Description
N/A	None

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